SECOND AMENDMENT TO LEASE

THIS AMENDMENT made as of the 4th day of January, 2005, by and between LASALLE BANK NATIONAL ASSOCIATION, as successor trustee to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Trustee ("Trustee") under Trust Agreement dated January 1, 1991 and known as Trust No. 113370-03 ("Landlord") and Biosante Pharmaceuticals, Inc. ("Tenant").

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease dated December 19, 2003, as amended by First Amendment to Lease dated February 26, 2004, and as modified by Letter Amendment dated March 19, 2004 (the "Lease"), which Lease demised to Tenant a portion of the 2nd floor, known as Suite 280 ("Premises") of the building known as 111 Barclay Boulevard, Lincolnshire, Illinois ("Building"); and

WHEREAS, the parties hereto desire to extend the term of the Lease and to amend the Lease in certain other respects.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Lease is hereby further amended as follows:

1.  Extended Term. The term of the Lease is hereby extended to March 21, 2006 on the same terms and conditions as set forth in the Lease, except as modified herein and unless sooner terminated pursuant to the terms of the Lease.

2.  Rent. As of March 22, 2005, the Base Rent payable under the Lease shall be as follows:

Period	Annual Base Rent	Monthly Installment
3/22/05-3/21/06	$88,413.00	$7,367.75

3.  Real Estate Brokers. Tenant represents that it has dealt with, and only with Van Vlissingen and Co., as broker in connection with this Amendment, and that, insofar as Tenant knows, no other broker negotiated this Amendment or is entitled to any commission in connection therewith. Tenant agrees to indemnify and hold Landlord harmless from all damages, liability and expense (including reasonable attorneys' fees) arising from any claims or demands of any other broker or brokers or finders in connection with its participating with Tenant in the negotiating of this Amendment.

4.  Lease in Full Force and Effect. Except for the provisions of this Amendment, all the terms, covenants and conditions of the Lease and all the rights and obligations of Landlord and Tenant thereunder, shall remain in full force and effect, and are not otherwise altered, amended, revised or changed.

5.  Estoppel. Tenant and Landlord hereby each acknowledge that as of the date hereof, they have no claims arising under the Lease against the other party or its agents, or any one or more of the foregoing, and that neither knows of any default or failure on the part of the other party to keep or perform any covenant, condition or undertaking to be kept or performed by such other party under the Lease.

6.  Exculpatory Provisions. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of any Landlord while in form purporting to be the representations, warranties, covenants, undertakings, and agreements of such Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings, and agreements by such Landlord or for the purpose or with the intention of binding such Landlord personally, but are made and intended for the purpose only of subjecting such Landlord's interest in the Building, the Land and the Premises to the terms of this Amendment and for no other purpose whatsoever, and in case of default hereunder by any Landlord (or default through, under, or by any of its agents or representatives), the Tenant shall look solely to the interests of such Landlord in the Building and Land; that neither Landlord nor American National Bank and Trust Company of Chicago, as Trustee of Trust No 113370-03 shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained and no liability or duty shall rest upon any Landlord which is a land trust to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, Landlord, American National Bank and Trust Company of Chicago, as Trustee under Trust No. 113370-03 or any beneficiaries under any land trust which may become the owner of the Building, on account of this Amendment or on account of any representation, warranty, covenant, undertaking or agreement of Landlord in this Amendment contained, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through, or under Tenant; and that this Amendment is executed and delivered by the undersigned Landlord not in its own right, but solely in the exercise of the powers conferred upon it as such Trustee.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date first above written.

LANDLORD: LASALLE BANK NATIONAL ASSOCIATION, as successor trustee to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Trustee aforesaid
By: /s/ Its: Trustee
TENANT: BIOSANTE PHARMACEUTICALS, INC.
By: /s/ Phillip B. Donenberg Its: Chief Financial Officer, Treasurer, and Secretary